Exhibit 3.02

AMENDED AND RESTATED BYLAWS

OF

TELETECH HOLDINGS, INC.

(As amended and restated effective February 22, 2017)

ARTICLE I
Stockholders

1.1        Annual Meeting.  An annual meeting of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held each year at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting.

1.2        Special Meetings.  Special meetings of stockholders may be called for any purpose and may be held at such time and date as shall be stated in a notice of meeting.  Such meetings may be called by the Board of Directors, by the Chairman of the Board of Directors, or by the Chief Executive Officer of the Corporation. The only business which may be conducted at a special meeting shall be the matter or matters set forth in the notice of such meeting.

1.3        Place of Meeting.  All meetings of stockholders shall be held at such place or places, if any, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors or as shall be specified or fixed in the respective notices or waivers of notice thereof.  The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by the General Corporation Law of the State of Delaware (the “DGCL”).

1.4        Notice of Meetings; Waiver of Notice.  Written notice stating the place, if any, day and hour of the meeting of stockholders, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting of stockholders, the purpose or purposes for which the meeting is called, shall be given personally, by mail or electronic transmission as set forth below, to each stockholder of record entitled to vote at such meeting. Unless otherwise provided by statute, the notice shall be given not less than 10 nor more than 60 days before the date of the meeting, and, if mailed, shall be deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. No notice need be given to any person with whom communication is unlawful, nor shall there be any duty to apply for any permit or license to give notice to any such person. If the place, if any, day and hour of an adjourned meeting of stockholders are announced at the meeting at which the adjournment is taken, no notice need be given of the adjourned meeting unless that adjournment is for more than 30 days or unless, after the adjournment, a new record date is fixed for the adjourned meeting. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders under the certificate of incorporation of the Corporation, as amended and restated from time to time (the “Certificate of Incorporation”), or these Bylaws may be given by electronic transmission in the manner provided in Section 232 (or its successor provision) of the DGCL. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, either in person or by proxy, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of stockholders need be specified in any waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

1.5        Record Date.

(a)        Fixing the Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or to consent to action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall be not more than 60 and, unless otherwise provided by statute, not less than 10 days before the date of any meeting of stockholders, and not more than 60 days prior to any other action. In such case, those stockholders, and only those stockholders, who are stockholders of record on the date fixed by the Board of Directors shall, notwithstanding any subsequent transfer of shares on the books of the Corporation, be entitled to notice of and to vote at such meeting of stockholders, or any adjournment thereof, or to consent to such corporate action in writing without a meeting, or be entitled to receive payment of such dividend or other distribution or allotment of rights, or be entitled to exercise rights in respect of any such change, conversion or exchange of shares or to participate in any such other lawful action.

(b)        Determine of Record Date of Action by Written Consent. The record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be fixed by the Board of Directors of the Corporation. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice to the Secretary, request the Board of Directors to fix a record date. Upon receipt of such a request, the Secretary shall place such request before the Board of Directors at its next regularly scheduled meeting, provided, however, that if the stockholder represents in such request that such stockholder intends, and is prepared, to commence a consent solicitation as soon as is permitted by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations thereunder and other applicable law, the Secretary shall as promptly as practicable call a special meeting of the Board of Directors, which meeting shall be held as promptly as practicable. At such regular or special meeting, the Board of Directors shall fix a record date as provided in Section 213 (or its successor provision) of the DGCL. Should the Board fail to fix a record date as provided for in this Section 1.5(b), then the record date shall be the day on which the first written consent is expressed.

1.6        Quorum and Manner of Acting.  Unless otherwise provided by the Certificate of Incorporation, holders of a majority of the voting power of the stock issued and outstanding and entitled to vote at a meeting thereof, present in person or presented by proxy, shall constitute a quorum at all meetings of the stockholders. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. In the event a quorum is not present or represented by proxy at any meeting of the stockholders, a majority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting at which adjournment is taken, of the time and place of the adjourned meeting. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

1.7        Voting Rights; Proxies.  Unless otherwise required by law or the Certificate of Incorporation, the election of directors shall be decided by a plurality of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any matter, other than the election of directors, brought before any meeting of stockholders shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot unless otherwise provided by statute.

1.8        Inspectors of Election.  The Board of Directors may, and to the extent required by law, shall, in advance of any meeting of stockholders appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including without limitation as officers, employees, fiduciaries or agents, to act at the meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors of election shall have the duties prescribed by law.

1.9        Organization and Conduct of Meetings.  The Chairman of the Board of Directors or, in the Chairman’s absence, a director or officer as a majority of the members of the Board of Directors may designate shall act as chairman of meetings of stockholders. The Secretary shall act as secretary of meetings of stockholders, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. Except to the extent inconsistent with any rules and regulations for the conduct of any meeting of stockholders as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.

1.10      List of Stockholders.  A complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared and made available for examination by any stockholder for any purpose germane to the meeting. The list shall be open for such examination during ordinary business hours for a period of at least 10 days prior to the meeting, either (a) at the principal executive offices of the Corporation, or (b) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting.  In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

1.11      Written Consent of Stockholders Without a Meeting.  Any action to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the Corporation by delivery to its registered office in the State of Delaware, its principal executive offices or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section 1.11, written consents signed by a sufficient number of holders to take action are delivered to the Corporation as aforesaid. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those stockholders who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

1.12      Advance Notice of Stockholder Nominations and Proposals.

(a)        Annual Meetings of Stockholders

(1)        Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (a) as specified in the Corporation’s notice of meeting (or any supplement thereto); (b) by or at the direction of the Board of Directors or any committee thereof; or (c) by any stockholder of the Corporation who (i) was a stockholder of record at the time the notice provided for in this Section 1.12 is delivered to the Secretary, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures and conditions set forth in this Section 1.12 as to such nomination or other business; clause (c) of this Section 1.12(a)(1) shall be the exclusive means for a stockholder to make nominations or submit proposals for other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement that has been prepared to solicit proxies for such annual meeting) before an annual meeting of stockholders.

(2)        Without qualification, for any nominations or any other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Corporation. In no event shall the adjournment or postponement of an annual meeting (or any public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper form, such stockholder’s notice (whether given pursuant to this Section 1.12(a)(2) or Section 1.12(b)) to the Secretary must: (a) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal for other business is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, if any, (B) a description of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and such beneficial owner, if any, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder and such beneficial owner, if any, has a right to vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation (for purposes of this Section 1.12 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder and such beneficial owner, if any, that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder and such beneficial owner, if any, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such stockholder and such beneficial owner, if any, is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, all such information to be provided as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s and such beneficial owner’s, if any, immediate family sharing the same household (which information shall be supplemented by such stockholder and such beneficial owner, if any, not later than 10 days after the record date for the annual meeting to disclose such ownership as of the record date), (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal of other business and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (iv) a representation (A) that the stockholder is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business or nomination and (B) whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (v) an undertaking by the stockholder and beneficial owner, if any, to notify the Corporation in writing of any change in the information called for by clauses (i), (ii), (iii) and (iv) as of the record date for such meeting, by notice received by the Secretary at the principal executive offices of the Corporation not later than the 10th day following such record date; (b) if the notice relates to any business other than the nomination of a director or directors that the stockholder proposes to bring before the annual meeting, set forth (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the annual meeting and any material interest of such stockholder and beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements, and understandings between such stockholder and beneficial owner, if any, and their respective affiliates and associates, and any other person or persons (including their names) acting in concert therewith in connection with the proposal of such business by such stockholder; (c) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors (i) all information relating to such person that would be required to be disclosed, whether in a proxy statement, other filings required to be made in connection with solicitations of proxies for election of directors in a contested election, or otherwise, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or any other person or persons (including their names) acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or any other person or persons (including their names) acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (iv) any information that such person would be required to disclose pursuant to Section 1.12(a)(2)(a)(ii) if such person were a stockholder purporting to make a nomination or propose business pursuant to Section 1.12(a)(1)(c), and (v) an undertaking to notify the Corporation in writing of any change in the information called for by clauses (i), (ii), (iii) and (iv) as of the record date for such meeting, by notice received by the Secretary at the principal executive offices of the Corporation not later than the 10th day following such record date; and (d) with respect to each nominee for election or reelection to the Board of Directors, include the completed and signed questionnaire, representation and agreement required by Section 1.13. The Corporation may also, as a condition of any such nomination being deemed properly brought before an annual meeting, require any proposed nominee to furnish (i) any information required pursuant to any undertaking delivered pursuant to this Section 1.12(a)(2) and (ii) such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(3)        Notwithstanding anything in the second sentence of Section 1.12(a)(2) to the contrary, in the event that the number of directors to be elected to the Board of Directors at the annual meeting of stockholders is increased effective after the time period for which nominations would otherwise be due under Section 1.12(a)(2) and there is no public announcement by the Corporation naming all of the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b)        Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the special meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting at which directors are to be elected pursuant to the Corporation’s notice of special meeting (a) by or at the direction of the Board of Directors or any committee thereof, by the Chairman of the Board of Directors, or by the Chief Executive Officer of the Corporation, pursuant to Section 1.2, or (b) provided that the Board of Directors, Chairman of the Board of Directors or Chief Executive Officer pursuant to Section 1.2 has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who (i) is a stockholder of record at the time the notice provided for in this Section 1.12 is delivered to the Secretary and at the time of the special meeting, (ii) is entitled to vote at the special meeting, and (iii) complies with the notice procedures and conditions set forth in this Section 1.12 (including the information requirements in Section 1.12(a)(2)) as to such nomination. For the avoidance of doubt, the foregoing clause (b) of this Section 1.12(b) shall be the exclusive means for a stockholder to propose nominations of persons for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected. In the event the Corporation calls a special meeting for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 1.12(a)(2) (including the completed and signed questionnaire, representation and agreement required by Section 1.13) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting and the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting. In no event shall the adjournment or postponement of a special meeting as to which notice has been sent to stockholders, or any public announcement with respect thereto, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)        General.

(1)        Only such persons who are (a) nominated in accordance with the procedures and have satisfied the conditions set forth in this Section 1.12 and (b) have delivered and are in compliance with the representation and agreement described in Section 1.13 shall be eligible to be elected as directors at an annual or special meeting of stockholders and, if properly elected, to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.12. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.12 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by Section 1.12(a)(2)(a)(iv)) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 1.12, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.12, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.12, to be considered a qualified representative of the stockholder, a person must be (i) a duly authorized officer, manager, or partner of such stockholder or (ii) authorized, by a writing executed by such stockholder or an electronic transmission delivered by such stockholder, to act for such stockholder as proxy at the annual or special meeting and such person attending the meeting must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual or special meeting.

(2)        For purposes of this Section 1.12, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3)        Notwithstanding the foregoing provisions of this Section 1.12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.12; provided, however, that any references in these Bylaws to the Exchange Act or to the rules or regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to any nominations or proposals as to any other business to be considered pursuant to this Section 1.12 (including Section 1.12(a)(1)(c) or Section 1.12(b)). Nothing in this Section 1.12 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of preferred stock if and to the extent provided for under law, the Certificate of Incorporation, or these Bylaws.

1.13      Director Qualification; Submission of Questionnaire, Representation, and Agreement.  To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 1.12) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request), that such person (a) is not and will not become a party to (i) any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (b) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed therein; and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

ARTICLE II
Directors

2.1                              Powers.  The business and affairs of the Corporation shall be managed by the Board of Directors, subject to such limitations as are imposed by law, the Certificate of Incorporation or these Bylaws. The Board of Directors may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these Bylaws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

2.2                              Number, Nomination, Election and Term of Office.  The number of directors which shall constitute the whole Board of Directors shall be not less than two nor more than eleven and shall be fixed from time to time, within such minimum and maximum, by resolution adopted by a majority of the Board of Directors. Only persons who are nominated in accordance with Section 1.12 shall be eligible for election as directors. At each annual meeting of stockholders, all directors shall be elected for a term expiring at the next succeeding annual meeting of stockholders. Each director shall hold office until his or her successor has been duly elected and qualified or until his or her earlier disqualification, death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

2.3                              Regular Meetings.  The annual meeting of the Board of Directors shall be held, without notice other than this Section 2.3, immediately after the annual meeting of stockholders.  The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings of the Board of Directors without notice other than such resolution.

2.4                              Special Meetings.  Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the Chief Executive Officer or by any two directors.  The person or persons who call a special meeting of the Board of Directors may designate any place, either within or without the State of Delaware, as the place for holding such special meeting.  In the absence of a designated meeting place, the place of meeting shall be the Corporation’s principal executive offices.

2.5                              Notice of Special Meetings.  Notice of a special meeting of the Board of Directors, stating the place, day, and hour of the meeting, shall be given to each director in writing (by mail, electronic transmission or personal delivery) or orally (by telephone or in person). If the notice is mailed, it shall be sent by first class mail, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the Corporation and deposited in the United States mail at least four days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or electronic transmission, it shall be delivered by such means at least 24 hours before the time of the holding of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances. Notice given by electronic transmission shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the director has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the director has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the director of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the director. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify (a) the purpose or (b) the place of the meeting, if the meeting is to be held at the principal executive offices of the Corporation or via telephone.

2.6                              Quorum and Manner of Action.  Except as otherwise provided by law, or the Certificate of Incorporation or the rules and regulations of any securities and exchange or quotation system on which the Corporation’s securities are listed or quoted for trading, at all meetings of the Board of Directors or any committee thereof, a majority of the number of directors then in office or a majority of the directors constituting such committee, as the case may be, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors or such committee, as applicable; provided, that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. No notice of any adjourned meeting need be given. The act of the majority of the directors or committee members present at a meeting at which a quorum is present shall be the act of the Board of Directors or such committee, as applicable, unless otherwise provided in the DGCL, the Certificate of Incorporation or these Bylaws.

2.7                              Waiver of Notice.  Whenever notice of any meeting of the Board of Directors is required to be given under any provision of the DGCL or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

2.8                              Action Without a Meeting by Directors.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

2.9                              Attendance by Telephone or Other Means of Communication.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in a meeting pursuant to this Section 2.9 shall constitute presence at such meeting.

2.10                       Resignations.  Any director may resign from the Board of Directors or any committee thereof at any time by giving notice in writing or by electronic transmission to the Chairman of the Board or the Secretary and, in the case of a committee, to the chairperson of such committee, if there be one.  Such resignation shall take effect at the time specified therein or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

2.11                       Vacancies.  Unless otherwise required by law or the Certificate of Incorporation, vacancies on the Board of Directors or any committee thereof arising through death, resignation, removal, an increase in the number of directors constituting the Board of Directors or such committee or otherwise shall be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and each director so chosen shall, in the case of the Board of Directors, hold office until the next annual meeting of stockholders and his or her successor has been duly elected and qualified or until his or her earlier disqualification, death, resignation or removal, and, in the case of any committee of the Board of Directors, hold office until his or her successor is duly appointed by the Board of Directors or until his or her earlier death, resignation or removal.

2.12                       Removal.  Any director or the entire Board of Directors may be removed, with or without cause, by the affirmative vote of the holders of at least a majority of the outstanding shares of the Corporation then entitled to vote at an election of directors.  Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, the provisions of this Section 2.12 shall apply, in respect of the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares of the Corporation then entitled to vote at an election of directors as a whole.  Any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.

ARTICLE III
Committees

3.1                              Appointment and Powers.  The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in said resolution or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except to the extent expressly restricted by law, the Certificate of Incorporation or these Bylaws. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of and to discharge any committee.

3.2                              Absence of Disqualification of Committee Member.  In the absence or disqualification of any member of such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

3.3                              Record of Proceedings.  Each committee shall keep regular minutes of its proceedings and when required by the Board of Directors, report the same to the Board of Directors.

ARTICLE IV
Officers

4.1                              Number and Titles.  The officers of the Corporation shall be elected by the Board of Directors and shall include a Chairman of the Board, Chief Executive Officer, Secretary and Chief Financial Officer.  The Board of Directors may elect such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.  Any number of offices may be held by the same person.  The officer designated as the Chief Financial Officer of the Corporation shall be the Treasurer unless another officer is chosen to be the Treasurer.

4.2                              Election, Term of Office and Qualifications.  The officers shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of stockholders or as soon thereafter as may be convenient.  Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors.  Each officer shall be elected to hold office until his or her successor shall have been elected and qualified, or until his or her earlier death, resignation or removal.

4.3                              Compensation.  The compensation, if any, of all officers of the Corporation shall be fixed by the Board of Directors or, if created, the Compensation Committee thereof.

4.4                              Removal.  Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.5                              Resignation.  Any officer may resign at any time by giving written notice, or by electronic transmission, to the Board of Directors, the Chief Executive Officer or the Secretary.  Such resignation shall take effect at the time specified therein and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.

4.6                              Duties of Officers.  The duties and powers of the officers shall be as follows:

(a)                                 Chairman of the Board.  Subject to the control of the Board of Directors, the Chairman of the Board shall, in general, supervise and manage the business and affairs of the Corporation and shall see that the resolutions and directions of the Board of Directors are carried into effect.  Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation, or a different mode of execution is expressly prescribed by the Board of Directors or these Bylaws or otherwise required by law, the Chairman may execute for the Corporation any contracts, agreements, deeds, conveyances or other obligations or instruments of the Corporation which the Board of Directors has authorized to be executed or the execution of which is in the ordinary course of the Corporation’s business, and the Chairman may accomplish such execution either under or without the seal of the Corporation and either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors or these Bylaws.  The Chairman shall preside at all meetings of the stockholders and of the Board of Directors (and of any executive committee thereof), and shall perform such other duties as from time to time shall be prescribed by the Board of Directors.

(b)                                Chief Executive Officer.  The Chief Executive Officer shall supervise the carrying out of the policies adopted or approved by the Board of Directors.  The Chief Executive Officer shall have general executive powers and shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of Chief Executive Officer, or imposed by these Bylaws.  The Chief Executive Officer shall cause to be called regular and special meetings of the stockholders and Board of Directors in accordance with these Bylaws.  The Chief Executive Officer also shall have such further powers and duties as from time to time may be conferred upon or assigned to the Chief Executive Officer by the Board of Directors.  The Chief Executive Officer shall have the power and authority to execute all duly authorized contracts, agreements, deeds, conveyances or other obligations or instruments of the Corporation, except where permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

(c)                                 President.  The President shall have general power to execute bonds, deeds and contracts in the name of the Corporation; to affix the corporate seal; to sign stock certificates; and to perform such other duties and services as shall be assigned to or required of the President by the Board of Directors; provided, that if the office of President is vacant, the Chief Executive Officer shall exercise the duties ordinarily exercised by the President.

(d)                                Vice President.  The Board of Directors may appoint one or more Vice Presidents, who may be designated as Executive Vice Presidents, Senior Vice Presidents or Vice Presidents.  Each Vice President shall have such powers and duties as may be assigned to him or her by the Board of Directors.  In the absence or disability of the Chief Executive Officer, the Vice President (or in the event there are more than one Vice Presidents, the Vice Presidents in the order designated by the Board of Directors) shall perform the duties of the Chief Executive Officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

(e)                                 Secretary.  The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for any committees if required.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.  The Secretary shall have custody of the corporate seal of the Corporation, if any, and he or she, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by the Secretary’s signature or by the signature of such Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

(f)                                   Treasurer.  The Treasurer shall have custody of the Corporation’s funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and the financial condition of the Corporation.

If required by the Board of Directors, the Treasurer shall give the Corporation and maintain a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

(g)                                Assistant Treasurers and Assistant Secretaries.  In the absences of the Treasurer or Secretary or in the event of the inability of the Treasurer or Secretary to act, the Assistant Treasurer and the Assistant Secretary (or in the event there is more than one of either, in the order designated by the Board of Directors or in the absence of such designation, in the order of their election) shall perform the duties of the Treasurer and Secretary, respectively, and when so acting, shall have all the authority of, and be subject to all restrictions upon, such office.  The Assistant Treasurers and Assistant Secretaries shall also perform such duties as from time to time may be prescribed by the Treasurer or the Secretary, respectively, or by the Chief Executive Officer or the Board of Directors.  If required by the Board of Directors, an Assistant Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

ARTICLE V
Shares of Stock and Their Transfer

5.1                              Shares of Stock.

(a)                                 Certificated or Uncertificated Shares.  The shares of the Corporation may be represented by certificates, or may be uncertificated.

(b)                                Certificated Form of Shares.  Shares of stock represented by certificates shall be in such form as determined by the Board of Directors and shall be signed by, or in the name of the Corporation by, the Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.  Any or all of the signatures on the certificates may be a facsimile.

(c)                                 Uncertificated Form of Shares.  Within a reasonable time after the issuance or transfer of uncertificated shares of any class or series of stock, the Corporation shall send to the registered owner thereof a written notice containing the information required by law to be set forth or stated on certificates representing shares of such class or series or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

5.2                              Transfer of Stock.

(a)                                 Transfer of Shares.  The shares of the Corporation shall be transferable only on the books of the Corporation by the holder, in person or by duly authorized attorney, as provided in this Article V.  The Board of Directors shall have the power to make all such rules and regulations, consistent with applicable law, as the Board of Directors may deem appropriate concerning the issue, transfer and registration of certificates for shares or uncertificated shares of the Corporation.

(b)                                Transfer of Certificated Shares.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the Corporation shall issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate, and record the transaction upon the Corporation’s books.  For shares in certificated form, no new certificate shall be issued, nor shall the shares be transferred on the books of the Corporation, until the former certificate or certificates for a like number of shares shall have been surrendered and canceled.  Notwithstanding the foregoing sentence, in the case of a lost, wrongfully taken or mutilated certificate, a new certificate, or evidence of uncertificated shares, may be issued, and the transfer consummated, upon such terms and indemnity to the Corporation as the Board of Directors or a proper officer may prescribe consistent with applicable law.

(c)                                 Transfer of Uncertificated Shares.  Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated or certificated shares shall be made to the person entitled thereto, and the transaction shall be recorded upon the books of the Corporation.

5.3                              Registered Stockholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

ARTICLE VI
General Provisions

6.1                              Seal.  The corporate seal shall have inscribed thereon the name of the Corporation and the words “Corporate Seal” and “Delaware.”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

6.2                              Fiscal Year.  The fiscal year of the Corporation shall be fixed by the Board of Directors.

6.3                              Dividends.  Subject to the provisions of the DGCL and the Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of its capital stock.  Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock.

6.4                              Contracts.  The Board of Directors or the Chief Executive Officer may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation in the ordinary course of the Corporations’ business and such authority may be general or confined to a specific instance.

6.5                              Disbursements, Notes and Other Evidences of Indebtedness.  All checks, drafts or other orders for the payment of money, or notes or other evidences of indebtedness issued in the name of the Corporation shall be executed by such officer or agent as shall from time to time be authorized by the Board of Directors.

6.6                              Deposits.  The Board of Directors may select the banks, trust companies or other depositaries of the funds of the Corporation.

6.7                              Securities of Other Corporations.  Securities of any other corporation or other entity which may from time to time be held by the Corporation may be represented and voted by the Chief Executive Officer, or by any proxy appointed in writing by the Chief Executive Officer, or by any other person or persons thereunto authorized by the Board of Directors, at any meeting of security holders of such corporation or other entity or by executing written consents with respect to such securities where action may be taken by written consent. Securities represented by certificates standing in the name of the Corporation may be endorsed for sale or transfer in the name of the Corporation by the Chief Executive Officer or by any other officer thereunto authorized by the Board of Directors. Securities belonging to the Corporation need not stand in the name of the Corporation, but may be held for the benefit of the Corporation in the name of any nominee designated for such purpose by the Board of Directors.

6.8                              Exclusive Forum for Adjudication of Certain Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the DGCL, or the Certificate of Incorporation or these Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state court located within the State of

Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

ARTICLE VII
Indemnification of Directors, Officers and Others

7.1                              Authorization of Indemnification.  Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the Corporation or otherwise (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor to the Corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided herein) procedures set forth in the DGCL, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the Corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (except for a suit or action pursuant to this Section 7.1 hereof) only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.  Persons who are not directors or officers of the Corporation and are not so serving at the request of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation.  The indemnification conferred in this Section 7.1 also shall include the right to be paid by the Corporation (and such successor) the expenses (including attorneys’ fees) incurred in the defense of or other involvement in any such proceeding in advance of its final disposition; provided, however, that, if and to the extent the DGCL requires, the payment of such expenses (including attorneys’ fees) incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so paid in advance if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 7.1 or otherwise; and provided further, that, such expenses incurred by other employees and agents may be so paid in advance upon such terms and conditions, if any, as the Board of Directors deems appropriate.

7.2                              Right of Claimant to Bring Action Against the Corporation.  If a claim under Section 7.1 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such action.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed or is otherwise not entitled to indemnification under Section 7.1, but the burden of proving such defense shall be on the Corporation.  The failure of the Corporation (in the manner provided under the DGCL) to have made a determination prior to or after the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL shall not be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.  Unless otherwise specified in an agreement with the claimant, an actual determination by the Corporation (in the manner provided under the DGCL) after the commencement of such action that the claimant has not met such applicable standard of conduct shall not be a defense to the action, but shall create a presumption that the claimant has not met the applicable standard of conduct.

7.3                              Non-exclusivity.  The rights to indemnification and advance payment of expenses provided by Section 7.1 hereof shall not be deemed exclusive of any other rights to which those seeking indemnification and advance payment of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

7.4                              Survival of Indemnification.  The indemnification and advance payment of expenses and rights thereto provided by, or granted pursuant to, Section 7.1 hereof shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, partner or agent and shall inure to the benefit of the personal representatives, heirs, executors and administrators of such person.

7.5                              Effect of Amendment.  Any amendment, repeal or modification of this Article VII shall not adversely affect any right or protection of any director, officer, employee, partner or agent existing at the time of such amendment, repeal or modification.

7.6                              Insurance.  The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person’s status as such, and related expenses, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

ARTICLE VIII
Amendment

8.1                              Amendments.  Bylaws of the Corporation may be adopted, amended or repealed by the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon, or by the Board of Directors; provided, however, that any proposal by a stockholder to amend these Bylaws will be subject to the provisions of Article I and Article VII hereof. The fact that such power has been so conferred upon the directors will not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.